ALGODON GLOBAL PROPERTIES, LLC

AND

DPEC CAPITAL, INC.

WARRANT AGREEMENT

Dated as of July 18, 2008

WARRANT AGREEMENT dated as of July 18, 2008 between ALGODON GLOBAL PROPERTIES, LLC, a Delaware limited liability company (the “Company”), and DPEC CAPITAL, INC. (the “Placement Agent”) and its assignees or designees (each hereinafter sometimes referred to with DPEC Capital, Inc. as a “Holder” or the “Holders”).

WITNESSETH:

WHEREAS, the Placement Agent has agreed to act as the placement agent in connection with the Company’s proposed private placement of a minimum of 2,000,000 units and a maximum of 15,000,000 units of non-managing membership interests of the Company (the “Units”), at an offering price of $1.00 per unit (the “Offering”);

WHEREAS, the Company has agreed to issue warrants to the Placement Agent (the “Warrants”) to purchase ten percent (10%) of the aggregate number of Units sold in the Offering;

WHEREAS, as the Offering is being sold on a “best efforts, all or none” basis with respect to the first 2,000,000 Units and on a “best efforts” basis with respect to the remaining Units, the Offering may have multiple closings (each, a “Closing”);

WHEREAS, the Warrants will be issued on the date of each Closing of the Offering by the Company to the Placement Agent in consideration for, and as part of, the Placement Agent’s compensation for serving as Placement Agent; and

WHEREAS, the terms and conditions of the Warrants in which the Warrants will be issued are set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Grant. The Company agrees to grant to the Placement Agent Warrants to purchase such number of Units which are equal to ten percent (10%) of the aggregate number of Units sold on such Closing Date at an initial exercise price of $1.00 per unit (the “Exercise Price”) (including all Units sold pursuant to an over-allotment option, or pursuant to an increase in the maximum size of the Offering, if any). The Warrants shall be exercisable at any time from the date of grant (which shall be the date of each Closing (each, a “Closing Date”)) until 5:30 p.m., New York time, on the date which is five years from each Closing Date. In the event of multiple closings in any calendar quarter, the parties agree that the Warrants for each of such Closings may be combined and issued and dated as of the last day of the calendar quarter. The number of Units subject to the Warrants granted hereunder and the Exercise Price shall be subject to adjustment as provided in Section 8 hereof.

2.          Warrant Certificates. The warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.          Registration of Warrants. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

4.          Exercise of Warrants.

4.1           Method of Exercise. The Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in Section 8 hereof) as set forth in Section 7 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the Units purchased, at the Company’s principal offices (presently located at 135 Fifth Avenue, New York, New York 10010), the Holder shall be entitled to receive a certificate or certificates for the Units so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Units underlying the Warrants). In the case of the purchase of less than all of the Units purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Units purchasable thereunder.

4.2           Exercise by Surrender of Warrants. In addition to the method of payment set forth in Section 4.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 4.1 in exchange for the number of Units equal to the product of (x) the number of Units as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Current Price (as hereinafter defined) of the Units minus the Exercise Price of the Units and the denominator of which is the Current Price of the Units. As used in this Agreement, the phrase “Current Price” shall be deemed to be the last price at which Units were sold in an arms’ length transaction prior to exercise of the Warrant.

5.          Issuance of Certificates. Upon the exercise of any Warrants, the issuance of certificates for Units shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax, other than income taxes, which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Certificates and the certificates representing the Units or other securities, property or rights issued upon exercise of any Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

The Company covenants that during the period any Warrant issued hereunder is outstanding, it will maintain the full right and authority to issue a sufficient number of Units to provide for the issuance of the Units upon the exercise of a Warrant.

The Company shall not by any action, including, without limitation, amending its certificate of formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereunder, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of any Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Units upon the exercise of any Warrant, and (b) use all commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

6.          Transfer of Warrants. The Warrants shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery of the Warrant Certificates representing such Warrants duly endorsed by the Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration transfer, the Company shall execute and deliver the new Warrant Certificates to the person entitled thereto.

7.          Exercise Price and Number of Securities. Except as otherwise provided in Section 8 hereof, each Warrant is exercisable to purchase Units at an initial exercise price equal to the Exercise Price. The Exercise Price and the number of Units for which the Warrant may be exercised shall be the price and the number of Units which shall result from time to time from any and all adjustments in accordance with the provisions of Section 8 hereof.

8.          Adjustments of Exercise Price and Number of Units.

(a) Unit Splits, etc. The number and kind of securities purchasable upon the exercise of any Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a distribution on its Units, or (ii) subdivide or reclassify its Units, then the number of Units purchasable upon exercise of any Warrant issued hereunder immediately prior thereto shall be adjusted so that the Holder of the Warrant shall be entitled to receive the kind and number of Units or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Units or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of Units or other securities resulting from such adjustment at an Exercise Price obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Units purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Units or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)          Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its securities, consolidate or merge with or into another company (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Company’s Units), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another company (hereafter, any of such possible events shall be referred to as a “Transaction”) and, pursuant to the terms of such Transaction, cash or securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) of the successor or acquiring company (“Other Property”), are to be received by or distributed to the holders of the Company’s Units, then Holder shall have the right thereafter to receive, upon exercise of a Warrant issued hereunder, the number of units or shares of the successor or acquiring company (or of the Company, if it is the surviving corporation), and Other Property receivable as a result of such Transaction, as if he were a holder of the number of Units for which such Warrant were exercised, as if such exercise had been made immediately prior to such Transaction. In case of any such Transaction, the successor or acquiring company (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by the Managing Member of the Company) in order to provide for adjustments of Units for which a Warrant issued hereunder is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 8. The foregoing provisions of this Section 8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(c)          No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($.02) per Unit; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Warrant.

9.          Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Units in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.         Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Units upon the exercise of any Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Units or other securities, properties or rights.

11.         No Rights as Unit Holder until Exercise. The Holder of a Warrant issued hereunder is not entitled to any voting rights or other rights as a holder of Units of the Company prior to the exercise of a Warrant. Upon the surrender of the Warrant and the payment of the aggregate Exercise Price, the Units so purchased shall be deemed to be issued to such Holder as the record owner of such Units as of the close of business on the later of the date of such surrender or payment.

12.         Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

(a)          if to the registered Holder(s) of the Warrants, to the addresses of such Holder as shown on the books of the Company; or

(b)          if to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

13.         Supplements; Amendments; Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Placement Agent) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interests of the Holders.

14.         Successors. All of the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Placement Agent and their respective successors and assigns hereunder.

15.         Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

16.         Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

17.         Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

18.         Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

19.         Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered Holder(s) of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other Holder(s) of the Warrant Certificates.

20.         Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

ATTEST:	ALGODON GLOBAL PROPERTIES, LLC

	By:	InvestProperty Group, LLC,
Managing Member

/s/ Tim Holderbaum		By:	/s/ Scott L. Mathis
Secretary		Name: Scott L. Mathis
Title: President

DPEC CAPITAL, INC.

By:	/s/ Donald Geraghty
Name: Donald Geraghty
Title: Senior Vice President

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT DATED AS OF JULY 18, 2008 BETWEEN THE ISSUER AND DPEC CAPITAL, INC.

EXERCISABLE ON OR BEFORE

5:30 P.M., NEW YORK TIME, ____________, 2013

Warrant No. ___

____________ Units of Non-managing Membership Interests of the Company

This Warrant Certificate certifies that DPEC Capital, Inc., or its registered assigns, is the registered holder of Warrants to purchase initially, at any time from ____________, 20__ until 5:30 p.m., New York time on ___________, 2013 (“Expiration Date”), up to_________ units of fully-paid and non-assessable non-managing membership interests (the “Units”) of ALGODON GLOBAL PROPERTIES, LLC, a Delaware limited liability company (the “Company”), at the initial exercise price, subject to adjustment in certain events, of $1.00 per Unit (the “Exercise Price”) upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of July 18, 2008 between the Company and DPEC Capital, Inc. (the “Warrant Agreement”). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

This Warrant Certificate does not entitle any holder thereof to any of the rights of a unit-holder of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: ______________, 20__

ATTEST:	ALGODON GLOBAL PROPERTIES, LLC

	By:	InvestProperty Group, LLC,
Managing Member

		By:	___________________________
Secretary			Name:
Title:

AMENDMENT NO. 1 TO WARRANT AGREEMENT

The Warrant Agreement between AGP Global Properties, LLC and DPEC Capital, Inc., dated July 18, 2008 (hereinafter the “Warrant Agreement”), pertaining to the Offering described in the Private Placement Memorandum of the same date, is hereby amended as follows:

1.     Clarification of the Number of Warrants To Be Issued In Conjunction with Subscriptions Converted from Bridge Loan.

With respect to all Units received by investors pursuant to accepted subscriptions in the Offering that were paid for with funds initially loaned to the Company as part of a pre-Offering bridge loan, the Company shall issue to the Placement Agent warrants to purchase 10% of all Units received by such investors, inclusive of the additional Units received as a result of (a) the discount afforded to persons who participated in the pre-Offering bridge loan, and (b) the interest earned by such persons to the extent such interest was used to purchase Units in the Offering (hereinafter “Bridge Warrants”). The Bridge Warrants shall be granted as of the final Termination Date of the Offering and shall have the same terms and conditions as other Warrants to be issued under the Warrant Agreement.

2.     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Warrant Agreement.

Dated: As of April 13, 2009

ALGODON GLOBAL PROPERTIES, LLC

By:	InvestProperty Group, LLC
Managing Member

	By:	/s/ Scott Mathis
Name: Scott Mathis
Title: President

DPEC CAPITAL, INC.

By:	/s/ Donald Geraghty
Name: Donald Geraghty
Title: Director of Compliance